November 26, 2012

Perpetual Industries Inc.

5 - 8720 Macleod Trail South, #110

Calgary, Alberta, Canada T2H 0M4

Attention: Brent W. Bedford, President and CEO

email notices@perpetualindustries.com

VIA FAX 403-770-8122

(for entry into the corporate files of Perpetual Industries Inc.)

Dear Mr. Bedford,

I hereby verify that Perpetual Industries Inc. was authorized to sub-license the XYO Technology under the following agreements, effective on their respective dates of execution:

1.        July 30, 2011 Exclusive Master License Agreement for the XYO Technology Within the Automotive Industry, between Perpetual Industries Inc. and Motor Sport Country Club Holdings, Inc.

2.         July 30, 2012 XYO Licensing Agreement, between Perpetual Industries Inc. and Global Seeds Inc.

This notification is pursuant to paragraph 5.1.c) of the January 27, 2005 XYO License Agreement, between ETI Technologies Inc. and Perpetual Industries Inc., which states:

Perpetual shall not sublicense XYO to third parties without the prior written permission of ETI, which will not be unreasonably withheld. The terms of said contemplated sublicense shall be agreed upon by the parties before such written permission shall be granted.

Regards,

/s/ Don Jensen_________________

Don Jensen, Owner and Proprietor

ETI Technologies Inc.

email notices@canbalance.com